Exhibit 21
ROWAN COMPANIES PLC
LIST OF SUBSIDIARIES
As of December 31, 2012

Company Name	Jurisdiction(s)
Atlantic Maritime Services LLC (fka Atlantic Maritime Services, Inc.)	USA (Delaware)
British American Offshore Limited	UK (England & Wales)
Marine Blue Limited	Gibraltar
RCI Drilling International, Inc.	Cayman Islands
RCI International, Inc.	Cayman Islands
RDC Arabia Drilling, Inc.	Cayman Islands
RDC Drilling International S.à r.l.	Luxembourg
RDC Drilling, Ltd.	Bermuda
RDC (Gibraltar) Limited	Gibraltar
RDC Holdings Luxembourg S.à r.l.	Luxembourg
RDC International S.à r.l.	Luxembourg
RDC Marine, Inc.	USA (Texas)
RDC Offshore (Gibraltar) Limited	Gibraltar
RDC Offshore Luxembourg S.à r.l.	Luxembourg
RDC Qatar, Inc.	USA (Delaware)
Rowan 240C#3, Inc.	Cayman Islands
Rowan Angola Limitada	Angola
Rowan Austria GmbH	Austria
Rowan Canada Limited	Canada (Nova Scotia)
Rowan Cayman Holding Limited	Cayman Islands
Rowan Cayman Limited	Cayman Islands
Rowan Companies, Inc.	USA (Delaware)
Rowan Deepwater Drilling (Gibraltar) Limited	Gibraltar
Rowan do Brasil Servicos de Perfuracao Ltda.	Brazil
Rowan Drilling & Aviation (Netherlands) B.V.	The Netherlands
Rowan Drilling Americas Limited	UK (England and Wales)
Rowan Drilling Company, Inc.	USA (Texas)
Rowan Drilling Cyprus Limited	Cyprus
Rowan Drilling (Gibraltar) Limited	Gibraltar
Rowan Drilling Luxembourg S.à r.l.	Luxembourg
Rowan Drilling Mexico, S. de R.L. de C.V.	Mexico
Rowan Drilling Norway AS	Norway
Rowan Drilling (Trinidad) Limited	Cayman Islands
Rowan Drilling Services Limited (fka Rowan Labor (Gibraltar) Limited)	Gibraltar
Rowan Drilling (U.K.) Limited	UK (Scotland)
Rowan Drilling US Limited	UK (England & Wales)
Rowan Egypt Petroleum Services LLC	Egypt
Rowan Finance LLC	USA (Delaware)
Rowan (Gibraltar) Limited	Gibraltar
Rowan Gorilla V (Gibraltar) Limited	Gibraltar
Rowan Gorilla VII (Gibraltar) Limited	Gibraltar
Rowan Holdings Luxembourg S.à r.l.	Luxembourg
Rowan International, S. de R.L.	Panama
Rowan Labor, Inc.	USA (Delaware)
Rowan Leasing, Inc.	USA (Delaware)
Rowan Luxembourg S.à r.l.	Luxembourg
Rowan Marine Drilling, Inc.	Panama
Rowan Marine Services, Inc.	USA (Texas)
Rowan Middle East, Inc.	Cayman Islands
Rowan N-Class (Gibraltar) Limited	Gibraltar
Rowan No. 1 Limited	England & Wales
Rowan No. 2 Limited	England & Wales
Rowan North Sea, Inc.	Cayman Islands
Rowan Norway, Inc.	USA (Delaware)
Rowan Offshore (Gibraltar) Limited	Gibraltar
Rowan Offshore Luxembourg S.à r.l.	Luxembourg
Rowan Petroleum, Inc.	USA (Texas)
Rowan Rig Management AS	Norway
Rowan, S. de R.L. de C.V.	Mexico
Rowan Services LLC	USA (Delaware)
Rowan S116E#3, Inc.	Cayman Islands
Rowan S116E#4, Inc.	Cayman Islands
Rowan U.K. Services Limited	Cayman Islands
Rowan US Holdings (Gibraltar) Limited	Gibraltar
Rowandrill, Inc.	USA (Texas)
Rowandrill Labuan Limited	Labuan
Rowandrill Malaysia Sdn. Bhd.	Malaysia
Rowandrill, S. de R.L. de C.V.	Mexico
SKDP 1 Limited	Cyprus
SKDP 2 Limited	Cyprus
SKDP 3 Limited	Cyprus
SKDP Charter AS	Norway